UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2024

BIONOMICS LIMITED

(Exact name of registrant as specified in its charter)

Australia	001-41157	N/A
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

200 Greenhill Road Eastwood, SA Australia	5063
(Address of principal executive offices)	(Zip Code)

+61 8 8150 7400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
American Depositary Shares	BNOX	The Nasdaq Global Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On October 1, 2024, Bionomics Limited, an Australian corporation (“Bionomics”), and Neuphoria Therapeutics Inc., a Delaware corporation (“Neuphoria”), entered into a Scheme Implementation Agreement to re-domicile from Australia to the U.S. state of Delaware pursuant to a Scheme of Arrangement under Australian law. Upon completion of the Scheme of Arrangement, Bionomics would become a wholly-owned subsidiary of Neuphoria.

Under the Scheme of Arrangement:

●	holders of ordinary shares in Bionomics will receive one share of common stock in Neuphoria for every 1,440 ordinary shares of Bionomics held as of record date; and

●	holders of American Depositary Shares (“ADSs”) of Bionomics will receive one share of common stock in Neuphoria for every 8 ADSs held in Bionomics as of the record date.

The implementation of the Scheme of Arrangement is subject to customary conditions, including the approval of Bionomics shareholders and an Australian court as well as other regulatory approvals. Details of the terms and conditions are set out in the Scheme Implementation Agreement, which is attached as Exhibit 2.1 to this Form 8-K.

Further information is included in the press release attached as Exhibit 99.1, which is incorporated by reference into this Item 1.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Scheme Implementation Agreement, dated October 1, 2024, between Bionomics Limited and Neuphoria Therapeutics Inc.
99.1	Press Release, dated October 1, 2024, issued by Bionomics Limited.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIONOMICS LIMITED

Date: October 1, 2024	By:	/s/ Spyridon Papapetropoulos
Spyridon Papapetropoulos President and Chief Executive Officer

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